Exhibit 99.1

CODE OF ETHICS

CORPORATE PHILOSOPHY

A bank’s reputation, prestige and standing in the community are primarily determined by the appearance, conduct and ethical standards of its directors, Management and all other employees. AmericanWest Bancorporation and its subsidiaries (the “Company”) recognize this very important aspect of banking and strive for the best reputation and the highest ethical standing of any bank in the Company’s marketplace. Careful observance of legal regulations and a scrupulous regard for high standards of conduct and integrity are the responsibility of each director, officer and employee.

The Company has no intention of attempting to control the private lives of its directors, officers and employees. However, because banking is a business that is based upon public acceptance and trust, each of the above must consistently demonstrate the qualities that will create confidence in them as individuals and as representatives of the Company, whether at the office or otherwise in public. Therefore, each director, officer and employee shall conduct his or her personal affairs so that there is no opportunity for unfavorable reflection upon the Company, express or implied.

The purpose of this Code of Ethics is to maintain the Company’s ethical climate and to provide basic guidelines for situations in which ethical issues arise. The Company strives to do business with customers, vendors and other third parties of sound business character and reputation, and actively supports applying the principle of “know your customer” to all such persons. The Company shall not knowingly support any organization or individual espousing practices in violation of settled law, such as money laundering or tax evasion. It is the Company’s policy to comply with all applicable laws. No director, officer or employee of the Company has authority to violate any law or to direct another director, officer or employee, or any other person, to violate any law on behalf of the Company.

Each director, officer and employee of the Company is, and will be held, responsible for the observance of this Code of Ethics. Failure by an officer or employee to comply with any of the provisions of this Code of Ethics subjects such person to corrective action, which may include termination.

POLICIES AND PRACTICES

Conflicts of Interest

Directors, officers and employees are expected to conduct their private business and personal activities in a manner that avoids conflict with the interests of the Company and/or its customers, vendors and others doing business with the Company. A conflict of interest may be defined as any situation in which an individual’s loyalties are divided between business interests that, at least to some degree, are mutually incompatible. A conflict also includes involvement in outside interests that would or might conflict with one’s duty to the Company or that might adversely affect one’s judgment in working within his or her responsibilities to the Company.

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Potential Conflicts of Interest and Waivers

An officer or employee should first contact his or her supervisor if there are concerns whether an activity may be considered a conflict of interest. If then unable to determine the existence of a conflict or an appropriate resolution, the Human Resources Department should be contacted which, in conjunction with the Company’s Legal Department, will make the determination and when possible provide a means for resolution. In any case where a waiver of a conflict or potential conflict is granted, it shall be documented and retained in the individual’s personnel file along with the reasons for granting the waiver. An annual report shall be made to the Board of Directors regarding the number and nature of conflict waivers granted.

An officer or employee should not represent the Company in any transaction in which he or she has any material connection or substantial financial interest. A material connection includes the involvement of any family member or anyone residing with the employee or officer regardless of relationship. Family members include spouse, son, daughter, sibling, parent, grandparent or grandchild, whether the relationship was obtained through birth, adoption or marriage (e.g., “in-law” or “step” relationships). By extension, other relatives and close personal friends may also provide the potential of a similar conflict of interest. This policy includes, but is not limited to, approval of bank overdrafts; authorizing or accepting checks on uncollected funds; and waiving of bank charges, late charges or other normal fees. It also includes making loans, waiving financial statements or any similar type of activity.

A director, officer or employee should not accept a directorship of another company without approval of the Company’s President. Charitable and nonprofit organizations are exceptions to this general policy.

Gifts, Fees, Legacies & Loans

Under the federal Bank Bribery Act (18 U.S.C. §215), it is a crime for anyone to give, offer or promise anything of value to any person with the intent to influence or reward a director, officer, employee, agent or attorney of a financial institution in connection with that institution’s business. In addition, any director, officer, employee, agent or attorney of a financial institution who solicits or demands anything of value from a person intending to be influenced in connection with the institution’s business is guilty of a crime.

The Company’s aim is to deter givers of gifts from seeking or receiving special favors from Company personnel. Accepting any gift of more than nominal value or entertainment that is more than a routine social amenity not only can appear to be an attempt to influence the recipient into favoring a particular customer, vendor, consultant or the like, it also could be a violation of law. Therefore, no director, officer, employee, agent or attorney of the Company, whether before or after a transaction is discussed or consummated, may:

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Solicit or accept, for him/herself or for a third party (other than the Company itself), anything of value (other than normal Company-authorized compensation) from anyone in return for (a) any business, service or confidential information of the Company, or (b) anything otherwise connected with the business of the Company or the performance of his or her employment or duties at the Company.

•	Accept any business opportunity made available by reason of employment with the Company which is not made available to other persons.

To avoid both the reality and the appearance of improper relations with current or prospective customers, vendors and others, officers and employees should observe the following:

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An officer or employee may not accept a loan from a customer, vendor or other person doing business with the Company. This prohibition does not apply to loans from banks or other financial institutions on customary terms to finance proper credit needs, such as a home mortgage and consumer credit loans.

•	An officer or employee may not receive anything of value for making a loan.

•	An officer or employee may not accept a fee for performance of any act that the Company could have performed.

•	An officer or employee may not accept a gift from a customer, a vendor or any other person or business seeking to establish a business relationship with the Company.

Exceptions: Things of value may be accepted in connection with the business of the Company as follows:

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Gifts, gratuities or favors based on obvious family or personal relationships where the circumstances make it clear that it is that relationship rather than the business of the Company which is the motivating factor.

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The acceptance of meals, refreshments, travel arrangements, accommodations or entertainment of reasonable value and in the course of a meeting or other occasion the purpose of which is to hold bona fide business discussions or foster better business relationships, provided that the expense would be paid by the Company as a reasonable business expense if the other party did not pay for it. However, no officer or employee may accept tickets or invitations to entertainment worth more than a nominal value when the prospective host will not be present at the event with the officer or employee.

•	Acceptance of advertising or promotional material of nominal value such as pens, pencils, note pads, key chains, calendars and similar items.

•	Acceptance of discounts or rebates on merchandise or services that do not exceed those available to other customers.

•	Acceptance of gifts of nominal value in recognition of commonly recognized events or special occasions such as a promotion, new job, wedding, birthday, retirement or holiday.

•	Acceptance of civic, charitable, educational or religious organizational awards for recognition of service and accomplishment.

“Nominal value” is a value that would be within the ability of the recipient to reciprocate on a personal basis or with a legitimate claim for reimbursement under similar circumstances. Gifts worth $100 or less will be deemed to be nominal for most Company personnel. However, such gifts may not be cash or securities.

Other Considerations:

•	An officer or employee should not sell anything to a customer at a value in excess of its worth, nor should he or she purchase anything from a customer at a value below its worth.

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An officer or employee should refuse any legacy or bequest from a customer unless the customer is a close relative. Similarly, no officer or employee should serve personally as executor, trustee or guardian of an estate or trust of a customer except when the customer is a close relative of such person.

•	No officer or employee may do indirectly what he or she is prohibited from doing directly, including but not limited to arranging to have a member of his or her family accept a gift.

•	An officer or employee of the Company should decline any gift that has even the slightest implication of influence on future business dealings.

Reporting Requirements: The Company may approve other circumstances, not identified above, in which a director, officer, employee, agent or attorney of the Company receives or is offered something of value in connection with the Company’s business provided that a full written report is submitted to the Company’s General Counsel or AmericanWest Bank’s Chief Compliance Officer for review and the matter is approved by an officer with the rank of Executive Vice President or higher (or, where the person seeking approval is an Executive Officer, by the Audit & Compliance Committee of the Board of Directors).

Penalty for Violation: Punishment for a violation of the federal Bank Bribery Act may include:

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If the value of the thing offered or received exceeds $100, a fine of not more than $1,000,000 or three times the value of the thing given, offered, promised, solicited, demanded, accepted, or agreed to be accepted, whichever is greater, or imprisonment of not more than 30 years, or both.

•	If the value of the thing offered or agreed to be accepted does not exceed $100, a fine of not more than $1,000, or imprisonment for not more than one year, or both.

In addition, any officer or employee of the Company violating the provisions in this section on gifts, fees, legacies and loans is subject to immediate termination.

Outside Activities/Employment

No officer or employee is to have a “free-lance” or “moonlighting” activity that will materially encroach on the time or attention which should be devoted to his or her duties; adversely affect the quality of work performed; compete with the Company’s activities; imply sponsorship or support by the Company of the outside employment or organization; or adversely affect the good name of the Company. All free-lance or moonlighting activities require the prior written approval of the officer’s/employee’s supervisor. Company personnel who free-lance or moonlight may not use Company time, facilities, resources or supplies for such work.

Acceptance of outside employment, and participation in the affairs of outside for-profit organizations or of non-profit organizations that compete directly with for-profit companies (e.g., credit unions, health insurers, etc.), must be reported to the officer’s or employee’s immediate supervisor prior to participation, and must be approved in writing. Approval for such activities will usually be granted unless such employment or activity is not consistent with the best interests of the Company. Specific types of outside activities that raise conflict-of-interest questions include:

•	Employment by a company that is in competition with the Company

•	Preparation of audited statements to be presented to AmericanWest Bank to secure a loan

•	Publication of books or articles for a fee

•	Rendering investment counsel based on information, reports or analyses prepared for or by the Company

•	Rendering accounting services

•	Drawing wills or practicing law

•	Use of Company equipment, supplies or facilities

•	Performing a service that the Company itself could perform

The growth and progress of the Company is dependent upon the growth and progress of its communities. Company personnel are encouraged to take a role in support of civic and community projects that make communities within the Company’s area of service a better place to live and work. The Company is proud to have its personnel involved in such endeavors. Community involvement during work hours requires prior approval to allow supervisors sufficient time to arrange for coverage of duties if necessary.

Investments

The following guidelines apply to investments by Company personnel:

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It is improper for an officer or employee to invest in a customer’s business unless the interest is acquired through an organized exchange and the officer or employee has no access to inside information. Interim non-public financial statements and related schedules are considered inside information.

•	It is improper for an officer or employee to subscribe to new issues of stock in a customer’s business.

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Major exchanges require that members avoid handling the speculative accounts of bank-employed persons without the written consent of the employer. Speculative investments such as margin buying, short accounts, puts, calls or combinations thereof are discouraged.

•	Officers and employees may not invest in a customer’s business or enable others to do so as a result of material inside information. (See also Securities Laws below.)

•	There are no restrictions on employees or officers investing in U.S. government securities, municipal bonds or mutual funds.

Use of Company Property and Information

All officers and employees are responsible for the proper use of the Company’s physical resources and property, as well as its proprietary and confidential information. Except as otherwise prohibited by this Code of Ethics or by an officer’s/employee’s supervisor, reasonable incidental use of a Company telephone, computer or other equipment is permitted.

Theft and Other Dishonest or Fraudulent Acts

Dishonest and fraudulent acts are unacceptable to the Company, its customers, directors, officers, employees and shareholders. When a director, officer or employee is found to have committed a dishonest or fraudulent act the Company is required to report the act promptly to the bonding company and to the appropriate law enforcement and regulatory agencies.

Such acts include, but are not limited to:

•	Misappropriation of money, documents, equipment, intellectual property or other property, whether owned by the Company, its directors, officers and employees, or its customers, vendors or others;

•	Deliberate misrouting of checks to delay payment;

•	Incorrect posting of accounts to favor your own or another's account;

•	Arranging an otherwise legitimate loan the proceeds of which were returned to the officer or employee;

•	Making false entries, records or reports, including (but not limited to) publicly available reports of financial or other information.

•	Approving one’s own overdrafts or fee waivers.

•	Posting transactions to one’s own account.

•	Paying or accepting bribes or kickbacks, i.e., funds for assistance in obtaining business or securing special concessions from the Company.

•	Steering a customer to an inappropriate or unnecessary product to receive sales credit.

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Manipulating and/or misrepresenting sales or sales reporting in an attempt to receive compensation or to meet sales goals, such as reclassifying or transferring existing business, or supplementing standard discounts or customer incentives with personal funds

•	Attempting to commit any such dishonest, fraudulent or criminal act.

Directors, officers or employees who become aware of dishonest, fraudulent or criminal acts by other directors, officers or employees must report such matters. Failure to disclose known dishonest, fraudulent or criminal acts can classify a person as an accessory to the wrongdoing.

Solicitation

Company property, facilities or physical resources may not be used for solicitation or distribution activities which are not related to an officer’s or employee’s services to the Company, except for charitable activities that have been approved in writing in advance by the Financial Center or department manager. It is Company policy not to permit solicitations during working hours by non-employees. When officer/employee solicitations are permitted, in order to maintain the necessary order and cleanliness of the Company premises, literature or other written material may only be distributed in break/lunch areas and during authorized break periods.

Information Confidentiality

Information confidentiality is the responsibility of all directors, officers and employees. Confidential information may include details or plans regarding operations and finances, customer identities and accounts, new products or services, advertising programs, market expansion, acquisitions or divestitures, computer software and systems, and other proprietary information considered to be valuable assets of either the Company or any of its customers, vendors or others doing business with the Company. The intent of this policy is to ensure the confidentiality, availability and integrity of information and to reduce the risk of information loss and the risk of liability in the event of accidental or intentional disclosure or destruction.

An employee may not disclose confidential information about one customer to another customer or to any other outside party without a legitimate business purpose and first obtaining an appropriate confidentiality agreement from the party to receive the information, or except as required by law. Disclosure to other Company personnel should be kept to a minimum and on a need-to-know basis. Idle gossip about customers’ financial affairs among Company personnel is strictly prohibited. Confidential information acquired through the course of employment about the Company and its customers and suppliers is to be used solely for Company purposes and not as a basis for furthering a private interest or as a means of making a profit.

All files, records and reports acquired or created in the course of employment are the property of the Company. Originals or copies of such documents may be removed from the Company’s offices for the sole purpose of performing the officer’s/employee’s duties to the Company and must be returned at any time upon request. Officers and employees must also abide by the provisions of the Company’s Safeguarding Customer Information Policy and related procedures.

Intellectual Property

Trademarks and service marks are important business tools and valuable assets which require care in their use and treatment. No officer or employee may negotiate or enter into any agreement respecting the Company’s trademarks, service marks or logos without first consulting the Legal Department. The Company also respects the trademark rights of others, so any proposed name of a new product or service must be appropriately screened to avoid infringement prior to its adoption and use. To ensure proper use of another company’s trademark or service mark, such use must be agreed to in advance by that company.

Officers and employees must avoid the unauthorized use of copyrighted materials of others and obtain appropriate permissions to use, copy or distribute copyrighted materials. Simply because material is available for copying or downloading does not mean it is automatically permissible to copy or re-circulate (e.g., by email or intranet posting). Authorized copies of distributed works must bear the prescribed copyright notice.

The Company is legally entitled to all rights in ideas, inventions or other works of authorship relating to its business that are created by officers or employees during the scope of their employment or using the resources of the Company (“Employee Developments”). To document the Company’s ownership and/or to obtain legal protection of Employee Developments, officers or employees may be required to execute any necessary documentation to transfer any such Employee Developments to the Company.

Personal Communications

When writing personal letters or articles to be published and when participating in public affairs, officers and employees are cautioned to avoid embarrassing situations. Personal letters should not be written on Company letterhead. Endorsements, testimonials, publications and participation in public affairs, particularly endorsement in some areas of public affairs, should be undertaken by employees with caution so they will not be interpreted as endorsements by the Company.

Political Activities

The Company believes that every citizen should be free to take an active interest in political and governmental processes and candidates. Officers and employees are encouraged to keep themselves informed on political issues at community, state and federal levels.

Federal law prohibits the Company or anyone acting on its behalf from directly making any contribution of monetary value that is connected in any way with an election to a political office. Personal contributions to qualified Political Action Committees are permitted. Company personnel are free to exercise their individual right to make political contributions within legal limits. The Company will not reimburse any director, officer or employee for political contributions, and such persons may not attempt to receive or facilitate any reimbursements. No contribution may be made with the expectation of favorable government treatment in return.

In all cases, directors, officers and employees engaged in political activities do so as individuals and not as representatives of the Company. To avoid any interpretation of sponsorship or endorsement, neither the Company’s name nor addresses should be used in mailed materials or fund collection activity.

Campaigning for one’s self or for another candidate must be done on the officer’s/employee’s own time. Any activities required of an office won by election or appointment must be engaged in without material encroachment on Company time. If an officer or employee seeks election to office and the election campaign is reasonably anticipated to require significant time away from his or her duties with the Company, he or she must utilize vacation time or take unpaid leave during the campaign. Any request for unpaid leave for such purpose may be approved or rejected, at the Company’s sole discretion.

Financial Responsibility

Officers and employees are expected to live within their income and to manage their personal finances so as to avoid embarrassment personally or to the Company. This includes handling personal loans and bank accounts properly and not writing checks or making transactions against insufficient funds. Whether or not to pay a check presented against insufficient funds on an officer’s or employee’s account will remain subject to the Bank’s standard overdraft decision procedures, and the Bank may waive overdraft fees on an account of an officer or employee with respect to one overdraft occurrence during any calendar year. However, in the event that (a) an officer’s or employee’s accounts are overdrawn in the aggregate by more than $300 at any one time (bank errors excluded), or (b) an officer or employee has more than five overdraft instances in the aggregate on all accounts during any calendar year, the matter will be referred to the officer’s or employee’s supervisor for appropriate action, which may include requiring overdraft protection for, or closure of, the applicable account(s), or possible all accounts. For purposes of this paragraph, an “overdraft instance” means any day on which one or more items (including without limitation checks, ACH debits, or items returned against an account, together with any applicable fees) are presented against one or more accounts of the employee that create or increase, or if honored would create or increase, a negative balance in any of such accounts, where such negative balance is not covered by an overdraft protection arrangement. In all events, officers and employees should bring their accounts into balance as soon as possible, but not later than the next pay date unless special arrangements have been approved by management. Any closed account may be re-opened after 12 months upon the officer or employee demonstrating responsibility in managing his or her personal finances. In the event an officer’s or employee’s checking account is closed, a savings account may be established for payroll deposits. THIS POLICY REGARDING OVERDRAFTS DOES NOT APPLY TO OVERDRAFTS ON ACCOUNTS OF “EXECUTIVE OFFICERS” FOR PURPOSES OF REGULATION O.

Officers and employees should make loan payments as scheduled. In the event loan payments are delinquent more than 60 days once in any 12 month period, or more than 30 days but less than 60 days twice in any 12-month period, the loan shall be turned over to Central Collections and the officer’s or employee’s supervisor will be notified.

The services and advice of the Company are available to all officers and employees in need of financial guidance and assistance. Loans made to qualified directors, officers and employees are based on creditworthiness, length of employment and prospect for continued employment.

Securities Laws

Directors, officers and employees may not trade in or recommend Company stock, or in the stock of any other company, based on material non-public information. “Insider trading” is the purchase or sale of a publicly traded security while in possession of material non-public information about the issuer of the security. Such information with respect to the Company includes, for example, non-public information on earnings, significant gains or losses of business, or the hiring, firing or resignation of a director or officer of the Company. In addition, a director, officer, or employee may have access to this type of information about the Company’s customers, vendors or other companies as a result of his or her position or duties with the Company. Insider trading and “tipping” (i.e., communicating such information to anyone who might use it to purchase or sell securities) are prohibited by the securities laws. When in doubt, information obtained as a director, officer or employee of the Company should be presumed to be both material and not public. (See also the Company’s Insider Trading Policy.)

Directors and officers of the Company are also prohibited from trading in Company stock during any period in which participants in the Company’s 401(k) plans could not engage in a similar type of transaction. Directors and officers of the Company are required to pre-clear any trades of Company stock with the Chief Financial Officer or General Counsel to ensure that trading is permissible. “Trading” includes any disposition, including a gift or donation of stock to any person or entity. Directors and officers are to abide by the Company’s Insider Trading Policy.

Antitrust Laws

The federal government and most state governments have enacted antitrust laws that prohibit the restraint of trade. Their purpose is to ensure that markets for goods and services operate competitively and efficiently, so that customers enjoy the benefit of open competition among their suppliers and sellers benefit from competition among their purchasers. Violations of antitrust laws can lead to substantial civil liability, and are often treated as criminal acts.

Antitrust law is complex. Directors, officers and employees are prohibited from entering into arrangements with competitors to set or control prices, rates, trade practices or marketing policies, and must avoid any situation in which it might even appear that such an arrangement has been made. Everyone affiliated with the Company must avoid conversations with competitors regarding pricing, trade practices, marketing policies or similar information. It also is an antitrust violation to require customers to engage in certain tied or reciprocal transactions. The Company will not extend credit, lease or sell property of any kind, or furnish any service, or fix the consideration for any business activity on the conditions that the customer: 1) obtain some additional credit, property or service other than a loan or deposit service; 2) provide some additional credit, property or service to the Company; or 3) not obtain some other credit, property or service from a competitor of the Company.

The Company may package certain services at a reduced rate when used in combination with other services. Officers and employees are encouraged to contact their supervisor if special pricing is contemplated in transactions involving multiple products and services.

Relationships with Public Officials

All officers and employees engaged in business with a governmental body or agency must know and abide by the specific rules and regulations covering relations with public agencies. Such personnel must also conduct themselves in a manner that avoids any dealings which might be perceived as attempts to influence public officials in the performance of their official duties.

Books and Records

Officers and employees are to comply with internal accounting controls and safeguard Company assets to ensure accuracy and completeness of its financial records and reports. Any accounting adjustments that materially depart from generally acceptable accounting principles must be approved by the Company’s Audit & Compliance Committee and reported to its external auditors. Also, all material off-balance-sheet transactions, arrangements and obligations, contingent or not, and other relationships of the Company with other persons or entities that may have material current or future effects on the financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of income or expense must be disclosed to the Audit & Compliance Committee of the Board and the Company’s external auditors.

No director, officer or employee may interfere with or seek to improperly influence, directly or indirectly, the auditing of the Company’s financial records. Violation of these provisions shall result in disciplinary action, up to and including termination, and may subject the violator to substantial civil and criminal liability.

If any director, officer or employee becomes aware of any improper transaction or accounting practice concerning the Company, the matter should be reported to the Chief Financial Officer, Chief Internal Auditor or the Chairman of the Audit & Compliance Committee of the Board. Officers and employees may also file a confidential anonymous complaint through the Report it hotline if they have information regarding questionable accounting or auditing matters. An Audit & Compliance Committee member is directly informed by Report it of any such report. There will be no retaliation against any person who, in good faith, discloses questionable accounting or auditing matters. Other allegations or concerns about accounting or auditing matters received by officers or employees are to be forwarded to the Chief Internal Auditor for tracking and reporting follow-up with the Audit & Compliance Committee.

Employment Policies

The Company is committed to fostering a safe work environment in which all individuals are treated with respect and dignity. Each person should be permitted to work in a business-like atmosphere that promotes equal employment opportunities and prohibits discriminatory practices, and that promotes behaviors that support workplace safety. Each officer and employee is expected to comply with the following policies.

Harassment

It is the Company’s policy that all employees should be able to work in an environment free from all forms of harassment or discrimination. The Board of Directors hereby expresses its strong disapproval of all forms thereof.

Sexual Harassment: Sexual harassment is a form of misconduct that undermines the integrity of the employment relationship. It can consist of sexual favoritism or discrimination, attempts to condition employment benefits on sexual concessions, or comments/conduct that create a hostile, intimidating or offensive working environment. No officer or employee should be subjected to unsolicited and unwelcome sexual overtures or conduct in either verbal or physical form.

Sexual harassment does not refer to casual conversation or compliments of a socially acceptable nature. It refers to behavior which is not welcome and which is personally offensive, interfering with job effectiveness or creating uneasiness on the job.

Such conduct, whether committed by supervisory or non-supervisory personnel, is specifically prohibited. This includes (but is not limited to):

•	Unwelcome invitations to sexual activity

•	Sexual comments, innuendoes or jokes

•	Unwelcome touches, pinches or hugs

•	Pressure to engage in sexual activity as a condition of employment or promotion

•	Sexual assault

•	Continued or repeated verbal abuse of a sexual nature

•	Graphic or degrading verbal comments about an individual or his/her appearance

•	The display of sexually suggestive objects or pictures

•	More subtle forms of harassment, such as unwelcome pictures, posters, cartoons, jokes and caricatures of a sexual nature.

All such conduct should be avoided, since conduct appearing to be welcome or tolerated in the eyes of one may be offensive to another and may, at some later date, form the basis for a sexual harassment complaint or discrimination charge.

No one should imply or threaten that cooperation of a sexual nature (or refusal thereof) will have any effect on another individual’s employment, assignment, compensation, benefits, advancement, career development or any other condition of employment. Any such actions will bring prompt and certain disciplinary action, including possible termination. Any officer or employee wishing to discuss incidents of harassment, intimidation or discrimination is strongly urged and encouraged to immediately contact his or her manager/supervisor and/or the Human Resources and Legal Departments. Any complaint regarding harassment and/or discrimination should be submitted as quickly after the incident as possible.

Should it be determined that there is a violation of this policy, appropriate disciplinary measures will be taken up to and including termination.

Other Forms of Harassment: The above harassment policy is designed to protect against sexual harassment; however, the policy pertains to all other forms of harassment (such as harassment based on weight, race, nationality, religion, sexual orientation, physical handicaps, age, etc.). The Company will not condone its officers and/or employees being made uncomfortable in the workplace due to harassment in any form.

All officers and employees are expected to treat their co-workers with respect, courtesy and tact. Repeated conduct that is personally offensive to others is unacceptable. Abusing the dignity of anyone through ethnic, sexist or racial slurs, or other derogatory or objectionable conduct or communication, is cause for disciplinary action, up to and including termination. Included in this area of offensive behavior are suggestive remarks, physical advances or intimidations, sexual or otherwise. If you are the object of such conduct, it should be reported to your supervisor, Financial Center manager or the Human Resources or Legal Departments immediately.

All charges will be taken seriously and promptly investigated. The results of the investigation will be communicated to the charging party. Every reasonable effort will be made to protect confidentiality consistent with a proper and thorough investigation of the complaint.

There will be no retaliation for participating in an investigation and/or submitting a complaint regarding harassment or discrimination.

To summarize, if you encounter behavior that you interpret as harassment from directors, officers, employees or customers, you should contact your supervisor or the next level of management or the Human Resources and/or the Legal Departments.

Drugs, Alcohol and Illegal Substances

It is the policy of the Company to maintain a workplace that is free from the effects of illegal or inappropriate use of alcohol and drugs (including without limitation illegal drugs, narcotics and controlled substances). Subject to the limited exceptions set forth below, an employee may not use, sell, dispense, distribute, or possess alcohol or drugs (a) during the employee’s work hours, (b) on Company premises or work sites at any time, or (c) off-premises and outside of the employee’s work hours while the employee is performing duties or acting on behalf of the Company. In addition, employees should not use, offer or provide alcohol or drugs at any time when it could adversely affect job performance, job safety, the property or safety of others (including without limitation offering or providing alcohol to minors or to individuals under the influence), or the Company’s reputation in the community. Employees, their possessions, and Company-issued equipment and containers under employees’ control are subject to search and surveillances at all times while on Company premises or work sites or while employees are conducting Company business.

The Company does not require or encourage employees to use alcohol or drugs in any setting, and the use of alcohol or drugs is not within the scope of employment of any employee. Any employee who believes that he or she has been required or encouraged to purchase, use, offer or provide alcohol or drugs in connection with his or her employment should report their concerns and/or the facts surrounding such requirement or encouragement to the Human Resources and/or Legal Departments, or through other appropriate established channels of communication.

The Company will not hire, subject to federal, state or local law restrictions, applicants whose current use of alcohol or drugs prevents them from performing their jobs or who would constitute a direct threat to the property or safety of others.

Whenever applicants for employment are to be tested for the presence of alcohol or drugs, they are to be informed in advance and in writing. Employees may be asked to take a test at any time to determine the presence of drugs or alcohol, unless the tests are prohibited by law, and as a condition of continued employment, employees consent to such testing. Employees that agree to take a test must sign a consent form authorizing the test and the Company’s use of the test results for purposes of administering its human resources policies (including disciplinary actions). It is a violation of this policy to refuse consent for these purposes. Tests that are paid for by the Company are the property of the Company, and the examination records will be treated as confidential and held in separate medical files. However, records of specific examinations will be made available, if required by law or regulation, to (i) the applicant or employee, (ii) any person designated or authorized by the applicant or employee, (iii) public agencies, (iv) relevant insurance companies, or (v) the applicant’s or employee’s physician.

Use or possession of drugs or alcohol shall not constitute a violation of this policy under the following limited circumstances, provided such use or possession does not adversely affect job performance, job safety, the property or safety of employees or others, or the Company’s reputation in the community, and is otherwise consistent with this policy:

•	The legal and appropriate possession and use of over-the-counter or prescription drugs.

•	Serving and reasonable consumption of alcoholic beverages at a Company-sponsored event, where a Financial Center manager or an officer of the Company with a title of Senior Vice

President or higher, who will be present (but not consuming alcohol) at the event and responsible for monitoring the serving and use of alcohol, has obtained prior written approval from the Company’s Director of Human Resources and General Counsel prior to the event.

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An employee’s reasonable consumption of alcoholic beverages or paying for alcoholic beverages for the reasonable consumption by others, outside of the employee’s normal work hours, at an event, dinner or entertainment at which the employee is interacting with customers, potential customers or vendors.

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An employee’s reasonable consumption of alcoholic beverages or paying for alcoholic beverages for the reasonable consumption by others, during the employee’s normal work hours, at an event or entertainment (such as a golf outing, but not to include business lunches) at which the employee is interacting with customers, potential customers or vendors.

•	Giving or receiving (subject to the provisions regarding Gifts, Fees, Legacies & Loans set forth above) seasonal and/or occasional gifts of unopened containers of alcoholic beverages.

Workplace Violence

All officers and employees are expected to meet customary standards of professionalism and demonstrate courtesy to clients, co-workers and members of the public. Each officer or employee shares the responsibility for preventing possible workplace violence.

Guns, knives and other dangerous weapons are prohibited on all Company premises including Company provided parking areas, worksites and at all functions sponsored by the Company. This restriction supersedes any and all permits obtained from any issuing authority that allows private citizens to possess, carry or conceal guns or other weapons.

An officer or employee who participates in an altercation or makes threats of violence or threats of any sort against a co-worker or anyone else on Company premises or worksites or during a Company sponsored function will be subject to disciplinary action up to and including immediate discharge. The types of behavior or actions referred to in this policy include but are not limited to:

•	Verbal threats to officers, employees, customers or others

•	Intimidation, bullying and abusive language

•	Hitting, pushing, shoving and other direct acts of aggression

•	Obscenities

•	Sexual harassment and other forms of harassment

•	Stalking/persistent pursuit

•	Possession of weapons on Company premises

•	Any other behavior that is disruptive and makes people uncomfortable

Company personnel should report threats of violence and volatile situations to their immediate supervisor or the Human Resources and/or Legal Departments for investigation and appropriate follow up.

Computer, Email and Internet Use

Computers are to be used only for approved work production and training. Personal use of computer games during business hours or work time is not allowed. Internal network file exchanges or e-mail must be used only for business purposes and not contain inappropriate language or material. All communications and information transmitted by, received from, created or stored in its computer systems are Company records and the property of the Company.

The Company has the right, but not the duty, for any reason and without the permission of any officer or employee, to monitor any and all aspects of its computer systems. This may include reviewing documents created and stored on its computer systems, deleting any matter stored in its systems, monitoring sites visited on the Internet, monitoring chat and news groups, reviewing material downloaded or uploaded by users from the Internet, and reviewing e-mail sent and received by users, including items that may have been deleted.

Officers and employees are to be courteous to other system users and always to conduct themselves in a professional manner. Policies against discrimination and harassment apply fully to use of the computer systems. The Company’s computer systems may not be used to send or receive files or messages that are illegal, sexually explicit, abusive, offensive or profane. The Company’s computer systems may not be used to solicit for religious or political causes, commercial enterprises, outside organizations (other than Company-approved non-profits), or other activities not related to one’s services with the Company.

Officers and employees using computer software should understand the legal restrictions on the use and copying of computer software. The restrictions imposed by software licenses generally are enforceable under both state and federal laws. Individuals knowingly violating these restrictions may also be guilty of a criminal offense. It is Company policy to comply with all applicable restrictions on the use and reproduction of computer software. Unauthorized use and/or copying of software is strictly prohibited. Such behavior may subject an officer/employee to disciplinary action up to and including immediate termination of employment.

The safety and security of the Company’s computer systems is vitally important in the operation of banking business and protection of customer information. Officers and employees should understand that copying software from outside sources has the potential of introducing computer viruses into Company systems. Such viruses can cause a tremendous amount of damage. Officers and employees should contact the IT Department for questions regarding the propriety of copying or using software prior to loading anything on, or downloading anything to, a Company computer.

Blogging and participation in chat rooms and social networking sites have become popular activities on the Internet, and the Company takes no position on an employee’s decision to start or maintain a blog or to participate in chat rooms or social networking sites (e.g., You Tube, Facebook, Twitter, etc.). However, Company personnel may not (i) blog, participate in chat rooms or social network sites, or otherwise post content to the Internet on work time or during working hours, (ii) use Company computers or other Company provided devices for such purposes at any time, or (iii) post to the Internet (whether a blog, chat room, social network site or otherwise) at any time anything that discusses the Company, either directly or indirectly, including without limitation (i) the Company’s business or operations, (ii) the Company’s present or former directors, officers, or employees, or (iii) the Company’s past or current activities or those planned or being discussed. These restrictions apply regardless of the content or intent of the posting, i.e., it does not matter if the posting is or is intended to be positive or negative. These restrictions shall not apply to activities that are part of an employee’s specifically assigned duties, or activities otherwise approved by the Chief Information Officer.

(See also the Company’s Computer Use Policies.)

Document Retention

Officers and employees should retain and dispose of documents in accordance with the Company’s Record Retention policy. Those who are unsure about the need to keep particular documents should consult with their supervisor. However, whenever it becomes apparent that documents of any type will be required in connection with a lawsuit or government investigation, all possibly relevant documents should be preserved, and ordinary disposal or alteration of documents pertaining to the subjects of the litigation or investigation should be immediately suspended. Officers and employees who are uncertain whether documents under their control should be preserved because they might relate to a lawsuit or investigation should contact the Internal Audit Department or the Legal Department.

COMPLIANCE WITH THE CODE OF ETHICS

All Company personnel have a responsibility to understand and follow this Code of Ethics and are expected to perform their work with honesty and integrity in areas not specifically addressed by the Code of Ethics. A violation of this Code of Ethics may result in disciplinary action including possible employment termination without warning.

The Company encourages dialogue among its personnel and their supervisors to make everyone aware of situations that give rise to ethical questions and to articulate acceptable ways of handling those situations. Also, each director, officer and employee must annually certify that he or she has read this Code of Ethics and is in compliance with its provisions.

The Code of Ethics reflects general principles for guidance in making ethical decisions and cannot and is not intended to address every specific situation. As such, nothing in this Code of Ethics prohibits or restricts the Company from taking any disciplinary action on any matters pertaining to conduct of an officer or employee, whether or not they are expressly discussed in this document. The Code of Ethics is not intended to create any expressed or implied contract with any officer, employee or third party. Nothing in this document creates any employment contract between the Company and any of its officers or employees. The Board of Directors of the Company has the exclusive responsibility for the final interpretation of the Code of Ethics, and to revise or amend it.

REPORTING SUSPECTED NON-COMPLIANCE

Officers and employees who have information about suspected Code of Ethics violations must bring such information to the attention of their immediate supervisor. If the immediate supervisor is unable to resolve the matter or is the subject of the violation, the next level supervisor is to be contacted. Should the next level supervisor not be able to determine or resolve the matter, the Human Resources Director, Chief Internal Auditor or the Legal Department may be contacted. Officers and employees may also anonymously report suspected or known Code of Ethics violations through the Report it hotline. Actual or suspected violations of the Code of Ethics by a director or senior financial officer should be reported directly to the Chairman of the Audit & Compliance Committee of the Board of Directors or, if an allegation of a violation regards the Chairman of the Audit & Compliance Committee, to the Chairman of the Board, the President or the Company’s General Counsel or Chief Internal Auditor. Any such actual or suspected violation may also be anonymously reported through the Report it hotline. Officers and employees are required to come forward with any such information, without regard to the identity or position of the suspected offender. The Company will treat the information in a confidential manner, consistent with appropriate evaluation and investigation, and will seek to ensure that no acts of retribution or retaliation will be taken against anyone for making a report in good faith. Because failure to report criminal activity can itself be understood to condone the crime, reporting is important. Failure to report knowledge of wrongdoing may itself result in disciplinary action.

Although an initial report may be made orally, reporters are requested to provide a written statement which provides specific details of the violation or suspicious behavior. Depending on the nature of the violation or suspicious behavior, investigations may be completed by management, human resources, security, in-house counsel or internal audit personnel. Company personnel are expected to cooperate in any investigations. To the extent practical and appropriate under the circumstances, the investigator(s) will not disclose the identity of a reporter. Company personnel should be aware that the investigator(s) are obligated to act in the best interest of the Company, and do not represent individual officers or employees. Retaliation in any form against the person who in good faith reports or is involved in the investigation of a reported or suspected violation is prohibited, even if the reported or suspected conduct is found to be erroneous. Acts of retaliation should be immediately reported, and will be appropriately disciplined.